EXHIBIT 99

CONTACT: For more information, contact:

                        Thomas P. Gunning, (973) 812-1100

FOR IMMEDIATE RELEASE

                           TOTAL-TEL PRESIDENT RESIGNS

LITTLE FALLS, NJ, MARCH 6, 2000: TotalTel USA Communications, Inc. (TELU) announced today that Mr. Dennis Spina, its Chief Executive Officer, has resigned to take a senior executive position with an Internet company. Mr. Sal Quadrino, the CFO of TotalTel will serve as interim COO pending the hiring of Mr. Spina's successor for whom an active search will be undertaken immediately.

In submitting his resignation, Mr. Spina stated that he leaves TotalTel in a strong position to compete effectively as a super-regional provider of telecommunications service in the Northeast, the task for which he was originally engaged by TotalTel in early 1999. He stated that, in addition to its historical long distance telephone service, TotalTel now offers facility based Internet service, DSL and frame relay. It also expects to be providing local phone service as well by early spring, 2000 so that TotalTel could become a "one-stop" service for the small to medium sized business user market.

Total-Tel USA Communications, Inc. (www.totaltel.com) is a leading integrated communications provider offering services to commercial and wholesale customers in the domestic and international markets. Through an extensive facilities-based network and IP backbone, Totaltel offers traditional dedicated and switched voice services, high-speed Internet access, web hosting applications and advanced data networking solutions, including frame relay, private line and ISDN. TotalTel is publicly traded on the NASDAQ National Market System under the symbol TELU.

Certain matters discussed in this release are "forward-looking statements" intended to qualify for the safe harbors from liability by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the Company "believes", "anticipates", "expects", or words of similar import. Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this report. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this release and the Company undertakes no obligation to update such forward-looking statements to reflect subsequent events or circumstances.